ASSET ACQUISITION AGREEMENT


         THIS ASSET ACQUISITION AGREEMENT is entered into as of this 28th day of October, 2002, by and among Exus Networks, Inc., a Nevada corporation ("Acquiror") and New Millennium Development Group, Inc., a Florida corporation ("NMDG" or the "Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         Whereas the parties hereto desire that the Acquiror shall acquire all of the assets on Schedule A (the "Acquired Assets") in exchange for 50,000,000 shares of Acquiror common stock (the "Deal Shares")

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Transfer of Acquired Assets to Acquiror.
                  ----------------------------------------
                  Subject to and upon the terms and conditions hereof, on the Closing Date (as defined below) the Acquiror shall acquire from the Acquired Assets from NMDG at the closing referred to herein.

         2.       Consideration for the Transfer of the Acquired Assets.
                  ------------------------------------------------------
                  In consideration for the transfer to the Acquiror of the Acquired Assets, the Acquiror shall issue to the Deal Shares NMDG shares at the closing referred to herein.

         3.       {OMITTED}

         4.       Transfer and Exchange of Acquired Assets for the Deal Shares.
                  -------------------------------------------------------------
                  (a) It is the intention of the parties hereto that the consummation of the transactions contemplated herein, upon the terms and conditions set forth in this Agreement, shall result in the acquisition by the Acquiror, in exchange solely for the Deal Shares, the Acquired Assets.

                  (b)      Restrictive Legend on Certificates for Deal Shares.
                           ---------------------------------------------------
Upon Closing NMDG shall receive one or more certificates for the Deal Shares which shall bear the following restrictive legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated, or otherwise disposed of in the absence of (i) an effective registration statement for such securities under such act or (ii) an opinion of company counsel that such registration is not required.

         The shares of stock evidenced by this certificate are, and will be subject to, an irrevocable proxy granted in accordance with an agreement dated October 28, 2002 (the "Proxy", a copy of which agreement is on file and may be obtained at the principal office of the Company. The restrictions set forth in the Proxy do not apply any shares transferred in accordance with the terms thereof.


         5.       Representations  and Warranties of NMDG.
                  ----------------------------------------
                  NMDG makes the following representations and warranties to Acquiror, each of which is true and correct on the date hereof and shall be true and correct at Closing:

                  (a) Due Incorporation, Good Standing and Qualification. NMDG is a corporation duly organized, validly existing and in good standing under the laws of Florida, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

                  (b) Corporate Authority. NMDG has the full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of NMDG has unanimously and duly authorized the execution, delivery and performance of this Agreement. NMDG has shall either obtain the approval of its shareholders prior to the Closing or shall receive an opinion from its counsel that such approval is not required.

                  (c) Litigation. There are no pending or to the best of NMDG's knowledge threatened suits, legal proceedings, claims or governmental investigations of any kind against or with respect to NMDG, and/or NMDG's assets or any basis for any such suit, legal proceeding, claim or governmental investigation.

                  (d) Taxes. NMDG has filed all applicable tax returns required to be filed to date in accordance with the provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments (including, without limitation, income, withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, and all penalties and interest in respect thereof) required to have been paid to date.

                  (e) Governmental Consent. To the best of NMDG's knowledge, no permit, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required of NMDG in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (f) Compliance with Laws. To the best of its knowledge NMDG is in compliance with all material applicable existing requirements of laws, foreign, federal, state and local, and all existing applicable material requirements of governmental bodies or agencies having jurisdiction over it and to the best of its knowledge has all necessary licenses (foreign, federal, state and/or local) required of it in order to conduct its current business activities.

                  (g) Investment Intent. NMDG acknowledges that it is acquiring the Deal Shares for investment, for its own account and not with the intent to engage in any distribution thereof. The Deal Shares may not be transferred in the absence of an effective registration statement under the 1933 Act or an opinion from the Acquiror's counsel that such registration is not required.

                  (h) Intangible Property. Each contract right, item of intellectual property or license set forth on Schedule A is, owned by NMDG in fee simple absolute, is in full force and effect and NMDG has royalty free title to the same and the right to transfer the same or has obtained any necessary consents to such transfer tot he Acquiror.

                  (i) Statements and Other Documents Not Misleading. No provision of this Agreement relating to NMDG or any other document, schedule or other information furnished by NMDG to Acquiror in connection with the execution, delivery and performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

                  (j) Acknowledgment of Awareness of NMDG of Acquiror's Status as a Reporting Company. NMDG acknowledges being advised by Acquiror that:
                           (i)  Acquiror's  common stock is  registered  under
Section 12(g) of the 1934 Act and Acquiror is subject to reporting requirements under Section 13 or 15(d) of the 1934 Act.

                           (ii)  In  connection  with  Acquiror's  status  as a
reporting company, it may be required to furnish information regarding NMDG. NMDG agrees to reasonably cooperate with any requests for further information made by Acquiror to enable it to comply with its reporting obligations as may be required by applicable laws, rules and regulations, including but not limited to audited financial statements of NMDG for at least its last two fiscal years (or such period of time as may be necessary) and unaudited financial statements for any interim periods as may be required.

         6.       {OMITTED}

         7.       Representations  and  Warranties of Acquiror.
                  ---------------------------------------------
                  Acquiror makes the following representations and warranties to NMDG each of which is true and correct on the date hereof and shall be true and correct at Closing.

                  As disclosed in Acquiror's Annual Report on Form 10-K for the year ended December 31, 2001 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, Acquiror (i) has a substantial working capital deficiency, (ii) has no assurance that it will be able to continue in business,
(iii) is in default with respect to certain indebtedness the holder of which has a lien on Company assets, (iv) is liable for unpaid payroll taxes, (v) has received an inquiry from NASD Regulation with respect to trading activity in its stock and other matters, and (vi) is subject to material risks and uncertainties. Further, Acquiror may effect a reverse stock split on such terms as it may determine. NMDG acknowledges that it has been fully informed of the risks affecting Acquiror.

                  (a) Due Incorporation, Good Standing and Qualification. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to own, operate and lease its assets and to carry on its business (if any) as it is now being conducted.

                  (b) Corporate Authority. Acquiror has the full corporate power and authority to enter into, execute and deliver this Agreement.

                  (c) Capital Structure.
                      ------------------
                           (i) As of the date hereof,  Acquiror has  authorized
750,000,000 shares of common stock, par value $.001 per share, of which 76,734,503 were issued or pending to be issued and outstanding on the date of this agreement and additional shares may be issued thereafter. All of the issued and outstanding shares are and will be, duly issued and outstanding, fully paid and non-assessable shares of the Aqcuiror. Acquiror has received authorization to create a class of Preferred Stock and to issue shares thereof to Unified Networks Inc. Except for the foregoing or as may be indicated in this Agreement there are no other outstanding securities of the Acquiror.

                           (ii) Except as set forth on the Acquiror  Disclosure
Schedule, there are no pre-emptive rights, options, warrants, or other rights, stockholder agreements or other agreements or instruments outstanding giving any person the right to acquire any securities of Acquiror, nor are there any commitments to issue any options, warrants or rights to acquire securities of Acquiror or any obligation to issue any other form of securities or notes of Acquiror to anyone nor have any dividends been declared by Acquiror or shares of Acquiror set aside for such purposes.

                  (d) Status of Acquiror Common Stock to be Issued. The Deal Shares shall be, when issued, duly and validly authorized and issued, fully paid and non-assessable and each of such shares shall bear the restrictive legend as heretofore indicated in elsewhere in this Agreement and the record and beneficial owner of such shares shall receive good and marketable title to such shares free and clear of any liens and/or encumbrances.

                  (e) Subsidiaries. Set forth in Schedule 7(e) is a list of Acquiror's subsidiaries.

                  (f) Litigation. Except as may be set forth on the Acquiror Disclosure Schedule, there are not now nor have there been since the inception of Acquiror any pending or to the best of its knowledge threatened suits, legal proceedings, claims or governmental investigations against or with respect to Acquiror or its assets or to the best of its knowledge any basis for any such suits, legal proceedings, claims or governmental investigations.

                  (g) Conflict With Documents. Neither the execution, delivery and performance of this Agreement by Acquiror nor the consummation of the transactions contemplated hereby, either immediately or with the passage of time or the giving of notice or both will:

                           (i)  Conflict with or cause a breach or default
under any of the terms and conditions of, or result in a termination or modification of, or cause any acceleration of any obligations of Acquiror under any contract, lease or other instrument to which Acquiror is bound; or

                           (ii)  Conflict  with or violate  the  provisions  of
Acquiror's Certificate of Incorporation, as and if amended, and By-laws or any other laws or regulations by which Acquiror is bound; or

                           (iii) Result in the creation or imposition of any
lien, charge or encumbrance against Acquiror or any of its assets.

                  (h) Taxes. Except as specified so in Schedule 7(h) Acquiror has filed (or will promptly file) all applicable Federal, state, local and foreign tax returns required to be filed to date in accordance with the provisions of law pertaining thereto and has paid (or will promptly pay) all taxes, interest, penalties and assessments (including without limitation, income, withholding, excise, unemployment, social security, occupation, transfer, franchise, property, sales and use taxes, and all penalties and interest in respect thereof) required to have been paid to date; and all taxes of all types have been accrued on the Acquiror's books or paid as the case may be.

                  (i)      Financial Statements.
                           --------------------
                           (i) (a) The financial statements of Acquiror as of
December 31, 2001 (the "Financial Statements") previously delivered to Acquiror and attached hereto as an Exhibit, have been audited by Feldman Sherb & Co.,P.C. ("FSPC") and included their report thereon. To the best of Acquiror's knowledge, the Financial Statements have been prepared in accordance with generally accepted accounting principles, are correct and complete in all material respects and fairly and accurately present the financial condition of Acquiror as of the dates and for the periods stated therein. The financial statements of Acquiror as of June 30, 2002 (the "Interim Financial Statements") previously delivered to Acquiror and attached hereto as an Exhibit, have been reviewed by

FSPC in connection with the filing of Acquiror's Form 10-QSB with the Securities and Exchange Commission. To the best of Acquiror's knowledge, the Financial Statements and the Interim Financial Statements have each been prepared in accordance with generally accepted accounting principles, are correct and complete in all material respects and fairly and accurately present the financial condition of Acquiror as of the dates and for the periods stated therein. The words "Financial Statements" and "Interim Financial Statements" as same appear throughout this Acquisition Agreement refer to both the Financial Statements and the Interim Financial Statements as well as all Notes to the Financial Statements and the Interim Financial Statements in their entirety (unless otherwise specifically indicated). Acquiror has no reason to believe that Acquiror will not be able to continue to prepare audited financial statements of Acquiror to enable Acquiror to timely prepare and file such reports as may in the future be required of it as a company subject to the reporting requirements of Section 12(g) of the 1934 Act.

                           (ii) The books and records of Acquiror have been and
are being maintained in accordance with all applicable legal and accounting requirements, fully and fairly reflect all of the transactions of Acquiror and are correct and complete in all material respects.

                  (k) Statements and Other Documents Not Misleading. No provision of this Agreement relating to Acquiror or any other document, schedule or other information furnished by Acquiror to NMDG in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omit or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

                  (l) No Contracts. Except as set forth in Schedule 7(i) Acquiror is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment of a material nature which has not been filed as an exhibit to a document filed with the Securities and Exchange Commission or noted on the Acquiror Disclosure Schedule.

                  (m) Governmental Consent. To the best of Acquiror's knowledge, no permit, consent, approval or authorization of any governmental or regulatory authority or agency or any third party is required of Acquiror in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         8.        Mutual Covenants.
                   -----------------
                  The parties hereto agree to execute and deliver all such other documents as any party and/or their respective counsel may reasonably request in writing from the date hereof until Closing (and if necessary subsequent to Closing) in order to effectuate the transactions contemplated by this Agreement.

         9.       Covenants of  NMDG.
                  ------------------
                  (a). From the date hereof until the Closing Date, both NMDG shall use its best efforts to cause NMDG to:

                           (i)      Preserve and protect the value of the
Acquired Assets;

                           (ii)     Properly  give  Acquiror  notice of any
material adverse change in the condition of the Acquired Assets and it ability to perform hereunder;

                           (iii)    Not mortgage, pledge, transfer or assign any
of the Acquired Assets without written consent of the Acquiror.

                  (b) Notwithstanding anything to the contrary that may be contained in paragraph 9(a) hereof, Acquiror acknowledges that NMDG has made no representation whatsoever regarding its business activities other than as contained herein and/or by Exhibits and/or Schedules annexed hereto including, but not limited to its certified financial statements and notes thereto; NMDG understanding that Acquiror is fully relying on the representations contained in such documents and would not entertain the acquisition contemplated herein absent such documents being wholly accurate and complete in all material respects.

         10.      Covenants of Acquiror.
                  ---------------------
                  From the date hereof until the Closing Date, Acquiror shall:

                  (a) Use its best efforts to preserve its business organization intact;

                  (b) Properly and promptly give NMDG notice of any change in its financial condition, business or affairs;

                  (c) Maintain its books and records in a manner consistent with past practices;

                  (d) Make available for inspection all books and records or other information which NMDG may reasonably request from time to time as NMDG deems necessary or appropriate to evaluate the business, affairs and financial condition of Acquiror;

                  (e) Registration Covenant. Acquiror and NMDG are entering into the Registration Rights Agreement attached hereto as Exhibit 10.

         11. Continuation and Survival of Representations, Warranties and Covenants.
                  ------------------------------------------------------------
                  All representations, warranties and covenants made in this Agreement shall continue to be true and correct at and as of the Closing Date and shall survive the Closing and the consummation of the transactions contemplated by this Agreement for two years from the closing date hereof unless otherwise expressly provided herein.

         12.      Conditions  Precedent to the Obligation of Acquiror.
                  ---------------------------------------------------
                  The obligations of Acquiror under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of NMDG herein contained shall have been true and correct in all material respects when made, and, in addition, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on the Closing Date.

                  (b) Performance of Agreements. NMDG shall have in all material respects performed all obligations, agreements, covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                  (c) Corporate Approvals. All necessary corporate action on the part of the directors and holders of NMDG common stock approving the transactions contemplated by this Agreement shall have been taken.

                  (d) Satisfactory to Counsel. All proceedings taken by NMDG and all instruments executed and delivered by NMDG on or prior to the Closing Date in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel for Acquiror.

                  (e) Absence of Prohibitions. No court order prohibiting the acquisition by Acquiror of the NMDG Common set forth herein shall be in effect.


         13.      Conditions  Precedent to the  Obligations  of NMDG.
                  --------------------------------------------------
                  The obligations of NMDG under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Acquiror herein contained shall have been true and correct in all respects when made, and, in addition, shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on the Closing Date.

                  (b) Performance of Agreements. Acquiror shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                  (c) Corporate Approval. All necessary corporate action on the part of the Board of Directors and shareholders of Acquiror approving the transactions contemplated by this Agreement shall have been taken.

                  (d) Operations of Acquiror. No event shall have occurred with respect to the Acquiror which in the reasonable opinion of NMDG is so adverse s to make it impracticable to proceed with the transactions contemplated hereby.

                  (e) Proceedings Satisfactory to Counsel. All proceedings taken by Acquiror and all instruments executed and delivered by Acquiror on or prior to the Closing Date in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to counsel for NMDG.

         14.      Deliveries to Acquiror on the Closing Date.
                  ------------------------------------------
                  On the Closing Date, NMDG shall deliver to Acquiror the following:

                  (a) A certificate executed by the President of NMDG and Mr. Daniel Imperato, NMDG's major shareholder, confirming that the representations and warranties made pursuant to paragraph 5 of this Agreement are true and correct in all material respects when first made and on the Closing Date.

                  (b) Certified copies of resolutions duly adopted by the Board of Directors of NMDG authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Good Standing Certificate and Tax Certificate or its equivalent issued by the appropriate Secretary of State of Florida authorities and dated within a reasonable time of the Closing Date.

                  (d) A bill of sale or other documentation to effect the assignment of the Acquired Assets.

                  (e) An irrevocable proxy in favor of Isaac Sutton, the president of the Acquiror, of 26 month duration in form satisfactory to the parties and their counsel. Such irrevocable proxy shall not survive the transfer of the Deal Shares to NMDG's shareholders as a dividend, provided, however, that Daniel Imperato shall execute an irrevocable proxy in favor of Isaac Sutton for not less then 25,000,000 of the shares.

         15.      Deliveries to NMDG on the Closing Date.
                  --------------------------------------
                  On the Closing Date, Acquiror shall deliver to NMDG the following:

                  (a) Certified copies of resolutions duly adopted by the Board of Directors of Acquiror authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  (b) Good Standing Certificate issued by the Secretary of State of the State of Nevada and a no-tax lien certificate issued by the proper agency of the State of Nevada, and dated within a reasonable time of the Closing Date.

                  (c) Stock certificates for the Deal Shares in the names of NMDG.

         16.      Closing.
                  --------
                  The parties hereto agree that the closing hereunder ("Closing") and the Closing Date hereunder shall be held on or before November 15, 2002, unless the parties shall otherwise unanimously agree in writing to either an earlier or later date. In the event this transaction has not closed by such date as is indicated in this paragraph 16, it may be abandoned by either party pursuant to paragraph 18 hereof.

         17.      Indemnification.
                  ----------------
                  Within the period provided in paragraph 11 hereof and in accordance with the terms thereof, each party to this Agreement, shall indemnify and hold harmless each other party to whom a duty is owed hereunder by such party against and in respect to any liability, damage or deficiency in all actions, suits, proceedings, demands, assessments, judgments, cost and expenses, including attorneys' fees incident to any of the foregoing, resulting from any misrepresentation, breach of covenant or warranty or other non-fulfillment of any agreement on the part of any such party under this Agreement or from any misrepresentations or omissions from any document furnished or to be furnished to a party hereunder. NMDG and the Acquiror jointly and severally, hereby (a) agree to the venue and jurisdiction of or in the state and federal courts of New York in connection with any actions commenced under this paragraph 17, and the enforcement of any settlements, orders, decrees and judgments arising therefrom or related thereto, and (b) irrevocably appoint the attorney who is listed as receiving a copy of the notices to it, to accept and receive any and all notices, service, orders, decrees, summons, pleadings and other documents relating thereto. NMDG and the Acquiror agree that any indemnifications required hereunder shall, if at all practicable, be made by an adjustment, to more or less, in the number of Deal Shares.

         18.      Waiver, Modification, Abandonment.
                  ---------------------------------
                  (a) Waivers. The failure of Acquiror to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by NMDG, by action of its Board of Directors without the requirement of a vote of holders of NMDG Common. The failure of NMDG to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by Acquiror, by action of its Board of Directors, without the requirement of a vote of Acquiror shareholders.

                  (b) Modification. This Agreement may be modified (only in writing) at any time in any respect by the unanimous consent of all of the parties hereto.

                  (c) Abandonment. The transactions contemplated by this Agreement may be abandoned on or before the Closing Date, notwithstanding approval of this Agreement by the shareholders of any party but only:

                           (i)    By the mutual agreement of the Boards of
Directors of Acquiror and NMDG;

                           (ii)   By the Board of  Directors of Acquiror if any
of the conditions provided in paragraph 12 or paragraph 14 shall not have been satisfied, complied with or performed in any material respect, and the Board of Directors of Acquiror shall not have waived in writing such failure of satisfaction, non-compliance or non-performance; or

                           (iii)  By the Board of Directors of NMDG, if any of
the conditions provided in paragraph 13 or paragraph 15 shall not have been satisfied, complied with or performed in any material respect, and the Board of Directors of NMDG shall not have waived in writing such failure of satisfaction, non-compliance or non-performance.

                  (d) Effect of Abandonment. If the transactions contemplated by this Agreement are abandoned as provided for in paragraph 18 hereof, (i) this Agreement shall forthwith become wholly void and shall have no effect and there shall be no liability to any party to this Agreement or to the directors, officers, representatives and agents of any such parties and (ii) each party shall pay its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, and experts, if any.

         19.      Execution.
                  ---------
                  This Agreement shall become binding and legally effective when it has been executed by Acquiror and NMDG and all prior agreements shall be merged herein.

         20.      Miscellaneous.
                  -------------

                  (a) Finders. Except for the fee of 1,000,000 Exus common shares to be issued to Joseph Maider, as may be specifically set forth herein or in Exhibit G hereto, the parties acknowledge that there are no persons entitled to receive any finder's fee, brokerage or similar commission or fee in connection with the transactions contemplated by this Agreement and each party hereto indemnifies and holds the other parties harmless against any claim for any such finder's fee based on the alleged retention of a finder.

                  (b) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as they are applied to agreements executed, delivered and to be performed entirely within the State of New York.

                  (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, or by recognized overnight courier, addressed as set forth below:

                           (i)      If to Acquiror:

                                    Exus Networks, Inc.
                                    150 East 58th Street
                                    New York, NY 10006
                                    Telephone: 212 514-6600
                                    Facsimile: 212 644-9168
                                    Attn.: Isaac Sutton, President


                                    with a copy, given in the manner prescribed
                                    above to:
                                    Jack H. Halperin, Esq.
                                    60 East 42nd Street
                                    Suite 565
                                    New York, New York  10165
                                    Tel: (212) 983-1976
                                    Fax:  (212) 973-0365

                           (ii)     If to NMDGs:

                                    New Millennium Development Group, Inc.
                                    551 NE 8th Street, Suite 600
                                    P.O. B. 3505
                                    Delray Beach, FL 33487
                                    Telephone:  561 441-1782
                                    Facsimile:  561 392-7867

                                    with a copy, given in the manner prescribed above to:
                                    Gary Wolff Esq.
                                    805 Third Avenue
                                    New York, New York 10022
                                    Tel 212-644-6446
                                    Facsimile 212-644-6498

Any party may alter the address to which communications are to be sent by giving written notice of such change and address by conformity with the provisions of this paragraph of the giving of notice.

                  (d) Binding Nature of Agreements; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

                  (e) Entire Agreement; Amendment. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                  (f) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such actions as may be reasonably requested by any other party to carry out the intended purposes of this Agreement.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

EXUS NETWORKS, INC.


By:
   ------------------------------------------------------------
           Isaac Sutton, President


NEW MILLENNIUM DEVELOPMENT GROUP, INC.


By:
     --------------------------------------------------------
         John Skinner, President

                                   SCHEDULE A
                             LIST OF ACQUIRED ASSETS


  NMDG Shareholders List, Names, addresses. List to be over 500 shareholders.

  NMDG contacts and affiliates, Names, addresses. List to be over 1500 Contacts.

  With rights to discuss and enter into contracts with NMDG shareholders, contacts, present and past employees as investors, consultants, employees, directors and advisors.